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                                                                    EXHIBIT 11.1

             COMPUTATION OF EARNINGS PER OPERATING PARTNERSHIP UNIT
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1996,
               FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995, AND
            FOR THE PERIOD FROM AUGUST 24, 1994 TO DECEMBER 31, 1994
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                                              Three Months     Three Months
                                                  Ended            Ended         Year ended       Year ended       Aug. 24 to
(In thousands, except per share data)         Mar. 31, 1997    Mar. 31, 1996    Dec. 31, 1996    Dec. 31, 1995    Dec. 31, 1994
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
Weighted average number of
  Units outstanding                               18,605           13,723           14,280           10,760           10,268

Dilutive effect of outstanding
  stock options (determined under
  the Treasury Stock Method)                         ---              ---              ---              ---              ---
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Weighted average number of Units
  and Unit equivalents outstanding                18,605           13,723           14,280           10,760           10,268
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Income before extraordinary loss                $  5,058         $  3,814          $15,809          $11,107         $  3,734
Extraordinary loss                                   ---              ---              ---              ---           (2,667)
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Net income                                      $  5,058         $  3,814          $15,809          $11,107         $  1,067
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Per Unit data
  Income before extraordinary loss              $   0.27         $   0.28          $  1.11          $  1.03         $   0.36
  Extraordinary loss                                 ---              ---              ---              ---            (0.26)
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  Net income                                    $   0.27         $   0.28          $  1.11          $  1.03         $   0.10
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